..
EXHIBIT 10.14A

AMENDMENT TO THE FIRST SECURITYFED FINANCIAL, INC.
1998 STOCK OPTION AND INCENTIVE PLAN

The definition of “Exercise Price” shall be amended to include the following at the end thereof.

“Notwithstanding anything contained herein to the contrary, effective January 1, 2005, the “Exercise Price” in the case of an Option or a Right shall never be less than the Market Value per share on the date of grant.”

The definition of “Market Value” shall be amended to include the following at the end thereof:

“Notwithstanding anything herein to the contrary, effective January 1, 2005, the determination of Market Value shall comply with Section 409A.”

The following definition shall be added to read as follows:

“Section 409A” - means Code Section 409A and any regulations and guidance of general applicability issued thereunder.”

Paragraph 11 shall be amended to read as follows:

“11. Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be issued under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as shall be determined to be appropriate and equitable by the Committee, to prevent dilution or enlargement of rights.”

Paragraph 17 shall be amended to include the following at the end thereof.

“No Award may be amended, modified, extended or renewed after December 31, 2004 in a manner that would subject the Award to Section 409A, unless such Award is intended to be subject to Section 409A and such amendment, modification, extension or renewal is made in accordance with Section 409A.”

The foregoing amendments were adopted on February 22, 2007 but effective as of January 1, 2005 unless Section 409A (as defined above) requires an earlier or later effective date, in which case such earlier or later date shall be the effective date.